EX-99.d34

                        INVESTMENT SUB-ADVISORY AGREEMENT

     This AGREEMENT is effective this 31st day of January 2001, by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and SALOMON BROTHERS ASSET MANAGEMENT INC, a Delaware corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, Adviser is the investment manager for the JNL Series Trust (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, Adviser desires to retain Sub-Adviser as Adviser's agent to furnish investment advisory services to the investment portfolios of the Trust listed on Schedule A hereto (each a "Fund" and collectively the "Funds").

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1. Appointment. Adviser hereby appoints Sub-Adviser to provide certain sub-investment advisory services to the Funds for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointments and agrees to furnish the services herein set forth for the compensation herein provided.

     2. Delivery of Documents. Adviser has or will furnish Sub-Adviser with copies properly certified or authenticated of each of the following:

          (a) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of The Commonwealth of Massachusetts on June 1, 1994, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

          (b)  the Trust's By-Laws and amendments thereto;

          (c) resolutions of the Trust's Board of Trustees authorizing the appointment of Sub-Adviser and approving this Agreement;

          (d) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") and all amendments thereto;

          (e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Funds; and

          (f) the Trust's most recent prospectus and Statement of Additional Information for the Funds (collectively called the "Prospectus").

     Adviser will promptly furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing.

     3. Management. Subject always to the supervision of Trust's Board of Trustees and the Adviser, Sub-Adviser will establish an investment program in respect of, and make investment decisions for, all assets of the Funds and place all orders for the purchase and sale of securities, all on behalf of the Funds. In the performance of its duties, Sub-Adviser will undertake the duties to the Fund set forth below, and will monitor the Funds' investments, and will comply with the provisions of Trust's Declaration of Trust and By-Laws, as amended from time to time, the Trust's Registration Statement, as amended and filed with the SEC, and the stated investment objectives, policies and restrictions of the Funds. Sub-Adviser and Adviser will each make its officers and employees available to the other from time to time at reasonable times to review the investment policies of the Funds and to consult with each other regarding the investment affairs of the Funds. Sub-Adviser will report from time to time as reasonably requested to the Board of Trustees and to Adviser with respect to the implementation of such program. Sub-Adviser is responsible for compliance with the provisions of Section 817(h) of the Internal Revenue Code of 1986, as amended, applicable to the Funds.

     The Sub-Adviser further agrees that it:

          (a) will use the same skill and care in providing such services as it uses in providing services to other fiduciary accounts for which it has investment responsibilities;

          (b) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission in all material respects and in addition will conduct its activities under this Agreement in all matters and respects in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities;

          (c) will place orders pursuant to its investment determinations for the Funds either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Sub-Adviser will attempt to obtain the best combination of prompt execution of orders in an effective manner and at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable Sub-Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Sub-Adviser with research advice and other services. In no instance will portfolio securities be purchased from or sold to the Adviser, Sub-Adviser or any entity which to the knowledge of the Adviser or Sub-Adviser is an affiliated person of either the Trust, Adviser, or Sub-Adviser, except as may be permitted under the 1940 Act;

          (d) will report regularly to Adviser and to the Board of Trustees and will make appropriate persons available for the purpose of reviewing with representatives of Adviser and the Board of Trustees on regular basis at reasonable times the management of the Funds, including, without limitation, review of the general investment strategies of the Funds, the performance of the Funds in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by Adviser;

          (e) will prepare and maintain such books and records with respect to the Funds' securities transactions and will furnish Adviser and Trust's Board of Trustees such periodic and special reports as the Board or Adviser may reasonably request;

          (f) will treat confidentially and as proprietary information of Trust all such records and other information relative to Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Trust;

          (g) will receive the research and recommendations of Adviser with respect to the investment and reinvestment of the assets of the Funds.

     4. Expenses. During the term of this Agreement, Sub-Adviser, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel required for it to execute its duties and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Funds as set forth in this Agreement.

     5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

     6. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee, accrued daily and payable monthly, in accordance with Schedule B hereto. From time to time, the Sub-Adviser may agree to waive or reduce some or all of the compensation to which it is entitled under this Agreement.

     7. Services to Others. Adviser understands, and has advised the Trust's Board of Trustees, that Sub-Adviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to other investment companies. Adviser has no objection to Sub-Adviser acting in such capacities, provided that whenever the Funds and one or more other investment advisory clients of Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by Sub-Adviser to be equitable to each, but Sub-Adviser cannot assure, and assumes no responsibility for equality among all accounts and customers. Sub-Adviser shall be permitted to bunch or aggregate orders for the Fund(s) with orders for other funds and accounts, and transactions in such securities will be made insofar as feasible, for all funds and accounts in a manner deemed equitable to all. Adviser recognizes, and has advised Trust's Board of Trustees, that in some cases this procedure may adversely affect the size of the position or price that the participating Fund(s) may obtain in a particular security. In addition, Adviser understands, and has advised Trust's Board of Trustees, that the persons employed by Sub-Adviser to assist in Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     By reason of the Sub-Adviser's investment advisory activities and the investment banking and other activities of its affiliates, the Sub-Adviser may acquire confidential information or be restricted from initiating transactions in certain securities. The Adviser acknowledges and agrees that the Sub-Adviser will not be free to divulge to the Adviser, or to act upon, any such confidential information with respect to the Sub-Adviser's performance of this Agreement and that, due to such a restriction, the Sub-Adviser may not initiate a transaction the Sub-Adviser otherwise might have initiated.

     8. Limitation of Liability. Adviser will not take any action against Sub-Adviser to hold Sub-Adviser liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of Sub-Adviser's duties under this Agreement, except for a loss resulting from Sub-Adviser's willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

     9. Indemnification. Adviser and the Sub-Adviser each agree to indemnify the other against any claim against, loss or liability to such other party (including reasonable attorneys' fees) arising out of any action on the part of the indemnifying party which constitutes willful misfeasance, bad faith or gross negligence.

     10. Duration and Termination. This Agreement will become effective upon execution and, unless sooner terminated as provided herein, will continue in effect for two years from such date.

     Thereafter, if not terminated as to a Fund, this Agreement will continue in effect as to a Fund for successive periods of 12 months, provided that such continuation is specifically approved at least annually by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to the Fund at any time, without the payment of any penalty, on sixty days' written notice by the Trust or by Adviser or on ninety days' written notice by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meaning of such terms in the 1940 Act.)

     11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     12. Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

     13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will be binding upon and shall inure to the benefit of the parties hereto.

     The name "JNL Series Trust" and "Trustees of JNL Series Trust" refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the "JNL Series Trust" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, Shareholders or representatives of Trust personally, but bind only the assets of Trust, and persons dealing with the Fund must look solely to the assets of Trust belonging to such Fund for the enforcement of any claims against Trust.

     14. Applicable Law. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Michigan.

     15. Proprietary Rights. Adviser agrees and acknowledges that Sub-Adviser is the sole owner of the name and mark "Salomon Brothers Asset Management Inc" and that all use of any designation comprised in whole or part of Salomon Brothers Asset Management Inc under this Agreement shall inure to the benefit of Sub-Adviser. The Sub-Adviser hereby authorizes the use of the name and mark Salomon Brothers Asset Management Inc as set forth in Schedule A on behalf of the Funds. Adviser shall not, and Adviser shall use its best efforts to cause the Funds not to, without the prior written consent of Sub-Adviser, make representations regarding Sub-Adviser in any disclosure document, advertisement or sales literature or other materials promoting the Funds. Upon expiration or termination of this Agreement for any reason, Adviser shall as promptly as practicable cause the Funds to cease, all use of any designation comprised in whole or in part of Salomon Brothers Asset Management Inc as soon as reasonably practicable.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Agreement to be executed as of this 31st day of January 2001.


                         Jackson National Asset Management, LLC



                         By:
                            --------------------------------------------------

                         Name:             Andrew B. Hopping
                              -----------------------------------------------

                         Title:            President
                               -----------------------------------------------



                         SALOMON BROTHERS ASSET MANAGEMENT INC


                         By:
                            --------------------------------------------------

                         Name:
                              ------------------------------------------------

                         Title:
                               -----------------------------------------------

                                   SCHEDULE A
                             DATED JANUARY 31, 2001

                                     (Funds)

                     Salomon Brothers/JNL U. S. Government & Quality Bond Series Salomon Brothers/JNL Global Bond Series
                     Salomon Brothers/JNL High Yield Bond Series
                     Salomon Brothers/JNL Balanced Series

                                   SCHEDULE B
                             DATED JANUARY 31, 2001

                                 (Compensation)

           Salomon Brothers/JNL U. S. Government & Quality Bond Series

                  Average Daily Net Assets           Annual Rate

                  0 to $50 Million:                  .225%
                  $50 Million to $150 Million:       .225%
                  $150 Million to $300 Million:      .175%
                  $300 Million to $500 Million:      .150%
                  Amounts over $500 Million:.100%


                     Salomon Brothers/JNL Global Bond Series

                  Average Daily Net Assets           Annual Rate

                  0 to $50 Million:                  .375%
                  $50 Million to $150 Million:       .350%
                  $150 Million to $300 Million:      .300%
                  $300 Million to $500 Million:      .300%
                  Amounts over $500 Million:.250%


                   Salomon Brothers/JNL High Yield Bond Series

                  Average Daily Net Assets           Annual Rate

                  0 to $50 Million:                  .35%
                  $50 Million to $100 Million:       .30%
                  Amounts over $100 Million:         .25%


                      Salomon Brothers/JNL Balanced Series

                  Average Daily Net Assets           Annual Rate

                  0 to $50 Million:                  .35%
                  $50 Million to $100 Million:       .30%
                  Amounts over $100 Million:         .25%